Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-255318) that was filed by the registrant with the Securities and Exchange Commission on April 16, 2021 and was declared effective on April 29, 2021.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

SEC Registration Fee	$-
Printing and Mailing Expenses	$25,000
Legal Fees and Expenses	$165,000
Accounting Fees and Expenses	$75,000
Transfer Agent and Registrar Fees	$10,000
Miscellaneous	$10,000

Total	$285,000